 Exhibit 10.3

12% CONVERTIBLE PROMISSORY NOTE

DUE JANUARY 31, 2018

CAN$960,300	February 10, 2016

Event Cardio Group, Inc., a Nevada corporation (“ECG”) is indebted to 2399371 Ontario Inc., an Ontario corporation (the “Lender”), in the aggregate amount of CAN$960,300 (the “Existing Indebtedness”), inclusive of interest on the Existing Notes and the December 2015 Loan through February 29, 2016, which indebtedness is evidenced by ECG’s promissory notes dated May 14, 2014 in the principal amount of CAN$583,000 (the “2014 Note”), July 27, 2015 in the principal amount of CAN$64,500 (the “July 2015 Note”), December 18, 2015 in the principal amount of CAN$75,000 and December 18, 2015 in the principal amount of CAN$91,499 (together, the “December 2015 Notes,” and together with the 2014 Note and the July 2015 Note, the “Existing Notes”).

This promissory note (this “Note”) amends, restates, consolidates and evidences ECG’s obligation to pay the Existing Indebtedness and, except as specifically provided herein, supersedes and replaces the Existing Notes.

FOR VALUE RECEIVED, ECG will pay to, or to the order of, Lender at Lender’s offices at 7050 Weston Rd., Suite 400, Woodbridge, ON, L4L 8G7 (or such other address) as the Lender may direct, the sum of NINE HUNDRED SIXTY THOUSAND THREE HUNDRED DOLLARS (CAN$960,300) (the “Principal Amount”) of lawful money of Canada on January 31, 2018 (the “Maturity Date”), or earlier following receipt of a Default Notice as provided herein, plus interest thereon at the rate of 12% per annum compounded monthly (“Interest”) from March 1, 2016 until payment of such amount in full.

At any time prior to the Maturity Date, ECG may, at its option, prepay in whole or in part, amounts owing under this Note.

If the ECG shall make any payment to Lender in respect of this Note, such payment will be applied first to the costs and fees owing to the Lender under this Note, second, to the payment of Interest accrued under this Note through the date of payment and third, to the payment of the Principal Amount of this Note. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

If an event of default shall occur, Lender may, at its option, by notice (a “Default Notice”) to the Parent declare the Principal Amount, together with all accrued and unpaid Interest thereon to be due and payable, without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived). Upon giving such a Default Notice, the Lender shall be entitled to be paid in full the outstanding Principal Amount unpaid hereunder, together with all accrued and unpaid Interest thereon, and any costs it may have incurred, including reasonable legal fees, and Lender shall be entitled to exercise any and all remedies which may be available to it under applicable law or otherwise to enforce payment of all such amounts.

All accrued and unpaid Interest on any amount outstanding hereunder which has not become due and payable hereunder and which was not previously paid, shall be paid in full by ECG to the Lender on the date which the Principal Amount outstanding hereunder is due and payable, pursuant to the terms of this Note.

The principal amount of this Note, together with any accrued interest thereon, is convertible into shares of the common stock, $0.001 par value, of ECG, at any time after ECG increases the number of shares of its authorized Common Stock so that there are a sufficient number of authorized but unissued shares available for issuance upon conversion and prior to the Maturity Date, at an initial conversion price of CAN$0.0873 in accordance with the terms and subject to the conditions set forth in Appendix I annexed hereto. ECG agrees to propose an amendment to its Articles of Incorporation increasing the number of shares of Common Stock it is authorized to issue (the “Amendment”), and submit that amendment to shareholders for approval at a meeting of shareholders to be held not later than January 31, 2018, unless prior to such date such amendment has been adopted by written consent of holders of a majority of the shares entitled to vote thereon. ECG also agrees that it will not make any prepayments of the principal amount of this Note or consummate a merger of similar business combination transaction as a result of which ECG would not be the surviving entity until the Amendment has been approved by shareholders.

Anything to the contrary herein notwithstanding, (i) payment of that portion of the indebtedness evidenced hereby corresponding to the indebtedness formerly evidenced by the May 2014 Note and the July 2015 Note secured by the collateral described in a Security Agreement dated May 14, 2014, between the Lender and ECG (the “First Security Agreement”) shall continue to be secured by that collateral pursuant to the First Security Agreement; (ii) payment of that portion of the indebtedness evidenced hereby corresponding to the indebtedness formerly evidenced by the December 2015 Notes secured by the collateral described in a Security Agreement dated December 18, 2015 between the Lender and ECG (the “Second Security Agreement, and together with the First Security Agreement, the “Security Agreements”) shall continue to be secured by that collateral pursuant to the Second Security Agreement; (iii) payment of that portion of the indebtedness formerly evidenced by the 2014 Note and the May 2015 Note guaranteed by the parties named therein shall continue to be guaranteed by those parties to the extent provided therein; and (iv) payment of that portion of the indebtedness formerly evidenced by the 2014 Note and the May 2015 Note secured by a pledge of the common shares of 2340960 Ontario Inc. shall continue to be secured by those shares.

No failure or delay by the Lender in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercises thereof or the exercise of any other right.

ECG hereby waives presentment for payment, demand, notice of non-payment, notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance or enforcement of or default under this Note, and waives diligence in collection or bringing suit with respect to this Note.

This Note is assignable by the Lender.

Should this Note become mutilated, lost, stolen or destroyed, ECG shall, upon being furnished with evidence satisfactory to it of such mutilation, loss, theft or destruction, issue and deliver a new promissory note of like date and tenor as the one mutilated, lost, stolen or destroyed in exchange for, in place of and upon cancellation of the mutilated Note or in lieu of or substitution for the mutilated, lost, stolen or destroyed Note.

This Note and all its provisions shall enure to the benefit of the Lender, its successors and assigns, and shall be binding on ECG, its successors and assigns.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ECG IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED WITHIN NEW YORK CITY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE. SERVICE OF ANY SUMMONS OR COMPLAINT HEREUNDER AND ANY OTHER PROCESS WHICH MAY BE SERVED ON THE PARENT IN ANY ACTION IN RESPECT HERETO, MAY BE MADE BY CERTIFIED OR REGISTERED MAIL OR BY RECOGNIZED OVERNIGHT COURIER INCLUDING FEDERAL EXPRESS AND UPS.

ECG HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

THIS NOTE AND THE SECURITIES WHICH MAY BE ISSUED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SECURITIES WHICH MAY BE ISSUED UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ECG THAT SUCH REGISTRATION IS NOT REQUIRED.

ECG shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at the Maturity Date or otherwise (including, but not limited to, reasonable legal fees and costs), which Lender may deem necessary or proper in connection with the satisfaction of the payment of the amounts owing hereunder or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon any Collateral as defined in the Security Agreements. Lender is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the Principal Amount and charge interest thereon at the rates specified herein.

Upon payment by ECG, or its respective successors or permitted assigns, of the Principal Amount, and all accrued and unpaid Interest outstanding, and payment of all other Obligations (as defined in the Security Agreements) hereunder, the Lender shall upon request in writing by ECG its successors or permitted assigns, delivered to the Lender, deliver up this Note to ECG, its successors or assigns.

In the event that any of the provisions contained hereby shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the ECG has caused this Note to be signed as of the date first written above.

EVENT CARDIO GROUP, INC.

By: /s/ John Bentivoglio__

Name: John Bentivoglio

Title: President and CEO

Appendix I

Term of Conversion

The following terms used in this Appendix I shall have the definitions set forth below:

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock, par value $.001 per share, of ECG and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Trading Day” means a day on which the principal Trading Market is open for business.

Conversion at the Option of Lender or Other Holder:

At any time prior to the Maturity Date or so long as this Note is outstanding, this Note shall be convertible, in whole or in part, into shares of the common stock, $0.001, par value (“Common Stock”) of ECG at the option of the Lender or any other holder of this Note (together with the Lender, a “Holder”), at any time and from time to time. The Holder shall effect conversions by delivering to ECG a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note, and accrued interest thereon, to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to ECG unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion price. The Holder and ECG shall maintain records showing the principal amount(s) converted and the date of such conversion(s). ECG may deliver an objection to any Notice of Conversion within one business day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of ECG shall be controlling and determinative in the absence of manifest error. The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

The conversion price in effect on any Conversion Date shall be equal to CAN$0.0873, subject to adjustment herein (the “Conversion Price”).

The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of, and accrued interest on, this Note to be converted by (y) the Conversion Price.

Delivery of Shares Upon Conversion:

Not later than three trading days after each Conversion Date (the “Share Delivery Date”), ECG shall deliver, or cause to be delivered, to the Holder (A) a certificate or certificates representing the Conversion Shares which, on or after the date of conversion, shall be free of restrictive legends and trading restrictions representing the number of shares of Common Stock being acquired upon the conversion of this Note and (B) a check in the amount of accrued and unpaid interest (unless the Holder by written notice to ECG has elected to add the amount of accrued interest otherwise payable to the principal amount of this Note to be converted).

ECG’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to ECG or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of ECG to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by ECG of any such action ECG may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, ECG may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and ECG posts a surety bond for the benefit of the Holder in the amount of 125% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, ECG shall issue Conversion Shares and, if applicable, cash in payment of accrued interest, upon a properly noticed conversion.

ECG covenants that subsequent to such time as it increases the number of its authorized shares of Common Stock as provided in the Note, it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions set forth herein) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. ECG covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

Upon a conversion hereunder ECG shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If ECG elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that ECG shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and ECG shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to ECG the amount of such tax or shall have established to the satisfaction of ECG that such tax has been paid.

Adjustments to Conversion Price:

If ECG, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of ECG) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

If, at any time while this Note is outstanding, (A) ECG effects any merger or consolidation of ECG with or into another Person, (B) ECG effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by ECG or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) ECG effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and ECG shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to ECG or surviving entity in such Fundamental Transaction shall issue to the Holder a new promissory note consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

All calculations hereunder shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes hereof, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of ECG) issued and outstanding.

Whenever the Conversion Price is adjusted pursuant to any provision hereof, ECG shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

If (A) ECG shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) ECG shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) ECG shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of ECG shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which ECG is a party, any sale or transfer of all or substantially all of the assets of ECG, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) ECG shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of ECG, then, in each case, ECG shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon ECG’s records, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Convertible Note due January 31, 2018 of Event Cardio Group, Inc., a Nevada corporation (the “Company”), into shares of common stock, par value $.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The 12% Convertible Note due on January 31, 2018 in the aggregate principal amount of CAN$____ is issued by Event Cardio Group, Inc. This Conversion Schedule reflects conversions made under the above referenced Note.

Dated:

Date of Conversion (or for first entry Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest